Exhibit 10.1

"Neither this note nor the securities into which it is convertible have been registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws. This note and the securities into which it is convertible are subject to certain investment restrictions and the repurchase provisions set forth in the Second Amended and Restated Articles of Incorporation of the Issuer, as the same may be amended and/or restated from time to time. this note and The securities into which it is convertible may not be sold, offered for sale or transferred in the absence of either an effective registration under the Act and applicable state securities laws, or an opinion of counsel satisfactory to the issuer that such registration is not required.

                    LEGACY CARD COMPANY, INC.
                   CONVERTIBLE PROMISSORY NOTE

$    1,000,000.00                                 __April 18, 2005__


     FOR VALUE RECEIVED, Legacy Card Company, Inc., a Nevada corporation (the
"Company"), promises to pay to the order of            , or its
authorized successors or assigns (the "Holder"), in lawful money of the United States of America and in immediately available funds, the principal sum of
           Dollars ($         ), or so much thereof as may be
outstanding from time to time (the "Outstanding Principal Amount"), together with interest thereon as set forth herein (this "Note"). This Note is one of several convertible promissory notes being issued by the Company on the date hereof in a bridge financing with aggregate proceeds of at least One Million and 00/100 Dollars ($1,000,000.00), (this Note and the other convertible promissory notes issued pursuant to such bridge financing shall collectively be referred to as the "Notes"). Each of the Notes shall be identical to the other Notes except with respect to the principal amount and the name of the holder.

1. Defined Terms. For purposes of this Note, the terms listed below shall have the respective meanings set forth below:

     1.1 "Articles of Formation" means the Company's Articles of Formation, as the same may be amended and/or restated from time to time.

     1.2 "Conversion Price" means $1.10 per share, or such other adjusted price per share to be paid for the Conversion Shares upon conversion of the Outstanding Principal Amount of this Note, and any accrued and unpaid interest thereon, pursuant to the provisions of Section 7 below.

     1.3 "Conversion Shares" means the fully paid and nonassessable shares of the Company into which the Outstanding Principal Amount of this Note, and any accrued and unpaid interest thereon, shall be automatically convertible pursuant to the provisions of Section 7 below.

     1.4 "Investor Representative" means __________________________ whom the Holders agree will act on behalf of each Holder and all of the Holders with respect to any matter relating to this Note or the Subscription Agreement and Letter of Investment Intent signed by the original Holder.

     1.5 "Maturity Date" means __________, 2005, that date which is six calendar months after the date of issue hereof; provided, however, that such date will automatically be extended for, and a Maturity Date will not occur until, an additional twenty-five (25) days thereafter if the Company has set a date for its shareholders meeting to approve the Reverse Merger Transaction and has mailed its notice of meeting and solicitation materials to shareholders prior to the expiration of the initial ninety (90) day period.

     1.6 "Public Company" means a corporation which has its common stock registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is subject to the periodic reporting requirements, and has timely filed such reports, during the past 12 months, pursuant to Sections 13 and 14 of the Exchange Act, or a corporation that voluntarily files reports under Section 15(d) of the Exchange Act, and has timely filed such reports during the past 12 months, the capital stock of which corporation is traded on a nationally recognized securities medium, not less than the National Association of Securities Dealers, Inc.'s OTC Electronic Bulletin Board and with which the Company's Board of Directors agrees to conduct a Reverse Merger Transaction and closes the same.

     1.7 "Public Company Stock" means all outstanding capital stock of the Public Company.

     1.8 "Reverse Merger Transaction" means the consummation and closing of a reverse merger transaction, contemplated to be effected in the form of a tax free "A" reorganization pursuant to I.R.C. Section 368(a)(2)(E), with the Public Company, upon the completion of which the Company shall survive as a subsidiary of the Public Company, and resulting in the current shareholders of the Company (including holders of all outstanding options, warrants, the Conversion Shares and all securities that are convertible into equity of the Company.

     1.9 "Reverse Merger Date" means the date on which the Company completes the closing of a Reverse Merger Transaction.

2. Maturity. Except as set forth in Sections 7 and 8 hereof, the entire Outstanding Principal Amount, together with all accrued and unpaid interest thereon, shall be due and payable upon written demand from the Investor Representative to the Company, at any time on or after the Maturity Date.

3. Interest. This Note shall bear interest on the Outstanding Principal Amount at the rate of eight percent (8%) per annum from the date of issue until this Note is paid in full or converted.

4. Unsecured Debt. This Note is unsecured in all respects and shall rank equal in right of payment to all other unsecured debt of the Company.

5. No Prepayment Without Consent. This Note may not be prepaid by the Company without the prior written consent of the Investor Representative.
Upon obtaining the written consent from the Investor Representative, all Notes may be prepaid, in whole or in part (including all or part of the Outstanding Principal Amount of the Notes and accrued Interest therein), as provided in such written consent.

6.   Payment.  Unless earlier converted automatically in accordance with
Section 7 hereof, payment of the Outstanding Principal Amount of the Note and Interest accrued thereon shall be made at the business address of the Holder hereof, upon written demand from the Investor Representative to the Company, at any time after the Maturity Date. If the payments to be made by the Company shall become due on a date which is not a business day, such payment may be made on the next succeeding business day, with the same force and effect as if made on the originally stated date and no interest will accrue for the period after such originally stated date. All computations of interest payable under this Note shall be made on the basis of the actual number of calendar days elapsed divided by 360. All payments hereunder shall be applied first to any unpaid accrued interest, and second to repayment of the Outstanding Principal Amount. All payments by the Company under this Note shall be made without set-off, defense or counterclaim and shall be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.

7.   Conversion; Issuance of Stock.

     7.1 Automatic Conversion. In the event that the Company completes a Reverse Merger Transaction or otherwise itself becomes a Public Company on or prior to the Maturity Date, the Outstanding Principal Amount of this Note, and any accrued and unpaid interest thereon, shall be automatically converted, without any act by the Company, the Investor Representative or the Holder hereof and at a price per share equal to the Conversion Price, into Conversion Shares, which Conversion Shares shall thereafter be immediately and automatically exchanged for Public Company Stock, concurrently with and upon the terms and subject to conditions of the Reverse Merger Transaction.

     7.2       Manner of Automatic Conversion and Exchange.

          (a) As of that time which is immediately prior to (or simultaneously with) consummation of the Reverse Merger Transaction, Holder shall automatically and without any act by the Company or the Holder be deemed to be the holder of the Conversion Shares and, whether or not Holder has previously surrendered this Note, Holder shall cease to have any rights pursuant to this Note, but shall have all of the rights granted to it as a holder of the Conversion Shares. Upon conversion of the Outstanding Principal Amount of this Note and accrued but unpaid interest thereon into Conversion Shares as provided herein, the provisions of this Note relating to the obligation of the Company to pay principal and interest to Holder, set forth above, shall be null and void and no payment of principal and interest shall be owed or paid by the Company to Holder pursuant to this Note.

          (b) As of such time as the Reverse Merger Transaction is consummated, and upon the terms and subject to the conditions of such Reverse Merger Transaction, Holder shall automatically and without any act by the Company or the Holder be deemed to be the holder of Public Company Stock and Holder shall cease to have any rights pursuant to the Conversion Shares, but shall have all of the rights granted to it as a holder of Public Company Stock. To receive a certificate representing any shares of Public Company Stock for which the Conversion Shares shall be exchanged, Holder shall surrender this Note to the Company. As soon as practicable after the surrender of this Note, the Company shall issue and deliver to Holder a certificate for that number of shares of Public Company Stock issuable to Holder upon exchange of Holder's Conversion Shares, as determined in accordance with the terms and conditions of the Reverse Merger Transaction.

     7.3  Adjustment of Conversion Price.

          (a)  The Conversion Price applicable to any conversion of this
Note into Conversion Shares pursuant to Section 7.1 above shall be subject to appropriate adjustments to reflect stock splits (forward and reverse), stock dividends, combinations, mergers, reorganizations and other fundamental capitalization changes after the date hereof (other than issuance of the Company's capital stock pursuant to the exercise of outstanding options and warrants).

          (b) Except for (i) the grant of options or warrants to purchase Common Stock to employees, directors or consultants of the Company, or pursuant to the Company's Employee Stock Purchase Plan or other similar incentive plan, as approved from time to time by the Company's Board of Directors or a committee thereof, and the issuance of shares of Common Stock pursuant to the exercise of such options or warrants; (ii) the issuance of shares of Common Stock pursuant to the exercise of options or warrants outstanding prior to the original issuance of this Note that were approved by the Company's Board of Directors or a committee thereof; and (iii) the issuance of shares of Common Stock pursuant to the acquisition of a business or stock of another entity or person, which is approved by the Company's Board of Directors or a committee thereof, if and whenever the Company shall issue or sell any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issuance or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to such lesser price. No such adjustment of the Conversion Price, however, shall be made in an amount less than 2% of the Conversion Price in effect on the date of such adjustment, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, if any, together with any such adjustment so carried forward, shall be an amount equal to or greater than 2% of the Conversion Price then in effect.

8. Registration Rights. The Holder shall have registration rights under the terms of this Note with respect to any Conversion Shares (or Public Company Stock, as the case may be, following consummation of the Reverse Merger Transaction) issuable upon the conversion of this Note, upon the terms and subject to the conditions set forth in that certain Registration Rights Agreement of even date herewith by and among the Company, the Holder and the other Holders of this Note who are party thereto (the "Registration Rights Agreement"), provided that the Holder agrees to be bound by all of the terms and conditions of the Registration Rights Agreement and duly executes and delivers the same. The Conversion Shares, or the Public Company Stock as the case may be following a Reverse Merger Transaction, shall be included in the definition of "Registrable Common" under the terms of the Registration Rights Agreement and the Company shall promptly take all such actions as may be reasonably necessary to assure that the Registration Rights Agreement is amended to reflect such inclusion.

9. Covenants of Company. The Company covenants that all of the Conversion Shares will, upon issuance thereof, be duly authorized and issued, fully paid and nonassessable and that an adequate number of Conversion Shares shall be reserved therefor.

10.  Default.

     10.1 Events of Default. An "Event of Default" will be deemed to occur upon the happening of any of the following: (a) the failure to pay when due any Outstanding Principal Amount or interest payable hereunder, (b) the filing against the Company which is not dismissed within sixty (60) days thereafter, or by the Company, of a petition in bankruptcy or for an arrangement or reorganization, (c) the making by the Company of a general assignment of its assets for the benefit of creditors, (d) the appointment of a receiver or trustee for the Company, (e) the institution of liquidation or dissolution or reorganization proceedings with respect to the Company, (f) the Company becoming unable or admitting in writing an inability to pay its debts generally as they become due, (g) any representation or warranty set forth in that certain Subscription Agreement and Letter of Investment Intent pursuant to which this Note was acquired shall be untrue in any material respect on the date as of which the facts set forth therein are stated or certified and the Company shall have failed to cure the same for a period of ten (10) days after receipt of notice thereof, or (h) if the Company does not complete a Reverse Merger Transaction or otherwise itself becomes a Public Company on or prior to the Maturity Date,.

     10.2 Rights on Default.  If an Event of Default occurs and is continuing without cure following the Company's receipt of written notice thereof from the Investor Representative for a period of at least thirty (30) days, the Investor Representative may declare the Outstanding Principal Amount of this Note, together with any accrued and unpaid interest thereon, if not already due, to be due and payable immediately, by written notice to the Company. Upon any such declaration, such principal and interest will become
due and payable immediately.   Notwithstanding the foregoing, if an Event of
Default under "Default .1(h)" occurs the Holders of the Notes shall receive in the aggregate, at their option, twenty percent interest in the voting interests of the Company.

     10.3 Enforcement. If the Investor Representative, on behalf of the Holders, declares the Outstanding Principal Amount of this Note, together with all accrued and unpaid interest on this Note, due and payable immediately, the Investor Representative or the Holder may proceed, subject, however, to all the terms and conditions hereof, to protect and enforce its rights by an action at law, suit in equity, or other appropriate proceeding.

11. Restrictions on Transfer. The Holder represents and warrants to the Company that (i) this Note and any Conversion Shares into which this Note is convertible are being acquired for investment for the Holder's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof; and (ii) the Holder understands that neither this Note nor the Conversion Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws, and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation by the Holder. Neither the Note nor the Conversion Shares may be transferred or resold without prior registration under the Securities Act and any applicable state securities laws.

12.  Miscellaneous.

     12.1 Headings. The headings in this Note are inserted for convenience only and will not affect the meaning or interpretation of all or any part of this Note.

     12.2 Construction. Wherever possible, each provision of this Note will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note is prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note.

     12.3 Amendment; Waivers. Neither this Note nor any term hereof may be waived, amended, discharged, modified, changed, or terminated, nor shall any waiver of any provision hereof be effective except by an instrument in writing signed by the Investor Representative and the Company. The failure of the Investor Representative or the Company to exercise any right, remedy, power, or privilege hereunder in any instance will not constitute a waiver thereof, or of any other right or remedy, and no single or partial exercise of any right or remedy shall preclude any other or further exercise thereof or of any other right or remedy.

     12.4 Governing Law. This Note will be governed by and interpreted and construed in accordance with the internal laws of the State of Minnesota (without reference to principles of choice of law).

     12.5 Registration Rights. The Holders shall have the right to include all of the Conversion Shares as part of any registration of securities filed by the Company and must be notified in writing in advance of such filing. Holders shall have ten (10) business days to notify the Company in writing as to whether the Company is to include Holders or not include the Holders as part of the registration. All registration expenses incurred by the Company in complying with this Agreement shall be paid by the Company.

     12.6 Representations. The Company represents and warrants (a) the transactions contemplated hereby and the Letter of Intent on which the Notes are based (i) have been approved by all members of the Company, and (ii) are permitted under the Company's operating agreement; and (b) the Company in good standing with the state of formation. The Company covenants that it shall not issue any membership interests (or any other form of equity or debt) so long as the Notes are outstanding without the written consent of all Holders (which consent may be withheld for any reason). The Managing Member is authorized to execute the Notes on behalf of the Company and bind the Company to the terms hereof.
     12.7 Warrants. The Holders of the Notes shall receive warrants to purchase fifty percent of the shares into which the Notes are convertible.
The warrants shall be evidenced by an appropriate document evidencing the precise term of the warrants, as more fully set forth in that certain letter of intent.

     IN WITNESS WHEREOF, the Company has executed and delivered this Note in favor of the Holder as of the date and year first set forth above.


                              LEGACY CARD COMPANY, INC.


                              By:
                              Name:____________________________________
                              Its:
                              ____________________________

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